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                                                              Exhibit 10.76

                              CONSULTING AGREEMENT



      THIS AGREEMENT ("Consulting Agreement") is made as of December 27, 2000 between New Century Financial Corporation (the "Company"), a corporation with offices located at 18400 Von Karman, Suite 1000, Irvine, California 92612, and Steven Holder (the "Consultant"), an individual with an address at 2967 Michelson, G-411, Irvine, CA 92612.


                                    RECITALS

      WHEREAS, the Company has engaged the Consultant to provide consulting services to the Company, and the Consultant desires to provide such consulting services to the Company, for the period provided herein upon the terms and conditions previously agreed and set forth herein;

                              CONSULTING AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Consultant hereby agree as follows.

      1. CONSULTING PERIOD. The Consultant's engagement will commence on the effective date of this Consulting Agreement through December 31, 2001. The Consultant will make himself available to provide mortgage lending operations-related consulting services for up to ten (10) hours each month during the term of the Consulting Agreement. The Consultant or the Company may terminate the Consulting Agreement with or without cause. If the Consultant terminates the Consulting Agreement for any reason, the Company's payment obligations will end on the termination date. If the Company terminates the Consulting Agreement without cause, the Consultant shall be entitled to the payments and other rights set forth in Section 3, below. If the Company terminates the Consulting Agreement for cause, as defined in Section 4, below, then the Consultant will not be entitled to any further payments.

      2. DUTIES. The Consultant has agreed to render consulting services to the Company, as requested by the Company from time to time, which services will generally be rendered in Orange County, California, except for such times the Consultant may be engaged in other business activities during the Consulting Period, and the Company will reasonably cooperate with the Consultant in scheduling the performance of his duties so as to minimize the interference with such other duties; however, the Consultant agrees (i) to consult with the Company on a first priority basis and to devote as much time as necessary to fulfill the requirements of his duties and (ii) not to engage in other business activities (except those activities specifically stated in Appendix B to the parties' Separation Agreement and General Release), while a consultant to the Company, which would conflict with the performance of his duties under this Consulting Agreement or for any third party that is engaged in a similar business to the Company. In performing his duties for the Company, the Consultant will report to the Chief Executive Officer of the Company, as well as


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such other employees of the Company as may be designated by the Chief Executive
Officer of the Company from time to time. The Consultant will perform the consulting services at such locations as the parties may agree to be appropriate with regard to a particular assignment.

      3. COMPENSATION. As compensation for the consulting services to be rendered under this Consulting Agreement, the Company agrees to pay the Consultant Thirty-Seven Thousand Five Hundred Dollars ($37,500) per month for twelve (12) months. The first paymentS for January and February 2001 shall be made within ten (10) business days of the Consultant's return of the executed Consulting Agreement to the Company. Thereafter, payments will be made on the last day of each month, from March 31, 2001. The Company will permit all of the Consultant's stock options granted in June 1997, July 1998 and February 1999 under the 1995 Stock Option Plan to continue to remain outstanding and vest until the expiration or earlier termination of the Consulting Agreement, except that if Company terminates this Consulting Agreement without "cause" (as defined in Paragraph 4, below), the Company will permit such stock options to continue to vest as provided in Paragraph 4. The Consultant's May 1997 stock options under the 1995 Stock Option Plan and $3.50 options that were issued outside the 1995 Stock Option Plan will not be covered by this arrangement.

      4. TERMINATION. The Consulting Period may be terminated by written notice by either party upon thirty (30) days' prior notice. The Consulting Period may also be immediately terminated at the option of the Company prior to the end of the Consulting Period, by notice to the Consultant, for cause. "Cause" includes (i) dishonesty, gross negligence, or malfeasance by the Consultant in the performance of his duties, (ii) acts which are materially injurious to the reputation, business, or goodwill of the Company, (iii) the failure of the Consultant to substantially perform his duties hereunder, or (iv) the breach by Consultant of his obligations under this Consulting Agreement or any other agreement with the Company. In the event of the termination of this Consulting Agreement without cause by the Company, it shall pay the Consultant the remainder of his compensation pursuant to the terms of Paragraph 3, above, and the Consultant's stock options will continue to vest through the scheduled expiration date of this Consulting Agreement. In the event of the termination of this Consulting Agreement for cause by the Company, the Consultant shall be entitled to all compensation for his consulting services which is due and payable up to and including the date of termination. Payments for his consulting services through the date of termination shall be the Consultant's sole remedy under this Consulting Agreement.

      5. INDEPENDENT CONTRACTOR. It is the express intention of the parties that the Consultant render his services hereunder in the capacity of an independent contractor and that the Company will not have the right to direct, control, or supervise the Consultant in the performance of such services. In keeping with this status, the Consultant will be free to control his method of work within the framework of his obligation to the Company. The Consultant will not be treated as an employee, officer, or agent of the Company for any purpose, and, except as otherwise set forth in Section 3 hereof and the Separation Agreement, the Consultant will not participate in or have any rights under any employee benefit plans or other compensation arrangements maintained by the Company for its employees. It is also understood that the Consultant will not have the power or authority to supervise, direct or manage any employee of the Company, or to enter into contracts on


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behalf of the Company or to borrow or incur debts or liabilities on behalf of the Company of any kind or nature whatsoever. The Consultant will be responsible for obtaining all necessary licenses, permits and visas for the conduct of the Consultant's business and in all other ways to fully comply with the requirements of applicable laws. The Consultant will provide his own business cards indicating his trade name or, with the permission of the Company, that he is on assignment to the Company.

      6. CONFIDENTIALITY. The Consultant agrees to keep secret and retain in the strictest confidence all confidential matters of the Company and its clients and not to disclose any such information to anyone outside of the Company, except in the course of performing the consulting services hereunder or as may be required by law. The Consultant also agrees that all records, files and other memoranda made or kept by the Consultant in connection with the consulting services rendered by the Consultant under this Consulting Agreement shall be the exclusive property of the Company. The Consultant agrees to return to the Company all records, documents, files and other records relating to the business of the Company and its clients and all copies thereof in whatever media. The Consultant also agrees to execute the Company's standard form of non-disclosure agreement for independent contractors.

      7. SURRENDER OF BOOKS AND RECORDS. All documents, notes, data, reference materials, marketing plans, customer lists, memoranda, course materials, documentation, and records in any way incorporating or reflecting any of the products and results of the Consultant's services hereunder, and all proprietary rights therein, including without limitation copyrights, will, as between the Company and the Consultant, belong to the Company, and the Consultant agrees to deliver all copies of such materials in the Consultant's control to the Company upon request or upon termination of the Consultant's engagement with the Company. Consultant agrees that on the termination of his engagement with the Company in any manner, he will participate in an exit interview conducted by a representative of the Company.

      8. PROPRIETARY INFORMATION OF FORMER EMPLOYERS. In providing services to the Company under this Consulting Agreement, Consultant agrees that he will not use or disclose any confidential or proprietary information or trade secrets belonging to his former employers or any other persons, and will not bring into the Company's premises any non-published document or any other property belonging to any such persons, unless consented to in writing by such persons.

      9. POWER TO ENTER INTO CONSULTING AGREEMENT . The Consultant represents and warrants that he is free to enter into this Consulting Agreement and that his performance of services under this Consulting Agreement will not result in a breach of, or constitute a default under, any agreement or understanding to which the Consultant is a party or by which he may be bound.

      10. NON-COMPETITION. During the term of this Consulting Agreement, the Consultant shall not, unless he receives the prior written consent of the Company, directly or indirectly own an interest in, manage, operate, join, control, lend money or render financial assistance to, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that, at such


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time directly competes with, or intends to compete with, the Company or its affiliates in the business of underwriting, purchasing, securitizing, selling or servicing subprime credit grade secured loans or any other principal line of business engaged in by the Company at the time of such termination (a "Competing Company"). Notwithstanding the foregoing, the Consultant shall be entitled to own securities of any entity if such securities are registered under Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended, and, upon approval of the Company's Board of Directors, the Consultant shall be entitled to purchase securities of a Competing Company entity if such securities are offered to investors irrespective of any employment or other participation in the entity by the investor. In addition, the Consultant may engage in any of the businesses described in Appendix B attached to his Separation Agreement and General Release without violating this Section 10.

      11. RIGHT TO INJUNCTIVE AND EQUITABLE RELIEF. The Consultant's obligations not to disclose or use Confidential Information and to refrain from competition described in Sections 6 and 10 of this Consulting Agreement are of a special and unique character which gives them peculiar value. The Company cannot be reasonably or adequately compensated in damages in an action at law in the event the Consultant breaches such obligations. Therefore, the Consultant expressly agrees that the Company shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach, in addition to any other rights or remedies which the Company may possess. Furthermore, the obligations of the Consultant and the rights and remedies of the Company under this Section are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law relating to misappropriation or theft of trade secrets or confidential information.

      12. NO WITHHOLDING. The Consultant acknowledges that all payments to be made hereunder will be made without any deduction by the Company for federal, state, and local payroll, withholding and social security taxes, or any unemployment and workers' compensation insurance costs, all of which taxes and deductions will remain the exclusive responsibility of the Consultant.

      13. NO ASSIGNMENT OR WAIVER. The Consultant may not assign any of his rights or delegate any of his duties under this Consulting Agreement . Any attempted assignment in violation of this provision will be void. The failure of a party to insist upon strict adherence to any term of this Consulting Agreement on any occasion will not be considered a waiver or deprive that party of the right hereafter to insist upon strict adherence to that term or any other term of this Consulting Agreement. Any waiver must be in writing.

      14. ENTIRE AGREEMENT. This Consulting Agreement contains the entire agreement between the Consultant and the Company with respect to the consulting services to be provided by the Consultant. It may not be changed orally, but only by a written agreement signed by each of the parties. This Consulting Agreement supersedes all prior discussions, negotiations, agreements, and understandings between the parties with respect to the transactions contemplated herein.

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      15.   NOTICES. Any notice required or permitted to be given under this
Consulting Agreement will be in writing and will be (i) personally delivered,
(ii) transmitted by mail, postage prepaid, registered or certified, return receipt requested, (iii) transmitted by an overnight courier of recognized international reputation, or (iv) transmitted by telecopier (with confirmation by airmail), to the other parties as follows, as elected by the party giving such notice:

To the Company:                         New Century Financial Corporation
                                        18400 Von Karman, Suite 1000
                                        Irvine, CA 92612
                                        Facsimile No.:  (949) 440-7033
                                        Attn:  Mr. Robert K. Cole


To the Consultant:                      Steven Holder
                                        2967 Michelson, G-411
                                        Irvine, CA 92612
                                        Facsimile No.:  (949) 376-8749


            Except as otherwise specified herein, all notices and other communications will be deemed to have been duly given on the date of actual receipt when sent in accordance herewith. Any party hereto may change its address for purposes hereof by notice as aforesaid to the other parties hereto.

      16. GOVERNING LAW. This Consulting Agreement and the rights and obligations of the parties hereunder will be governed by, and construed and interpreted in accordance with, the laws of California without giving effect to the choice of law provisions thereof. Solely for purposes relating to seeking equitable relief set forth in Section 16 hereof, each party hereby submits to the non-exclusive jurisdiction of the courts of California in respect of any claim or matter arising under this Consulting Agreement .

      17. ARBITRATION. All disputes, controversies, and claims between the parties under this Consulting Agreement involving its interpretation, the obligations of a party hereto, or the breach thereof will be settled by binding arbitration in accordance with the employment dispute arbitration rules of JAMS/ENDISPUTE. There will be one arbitrator mutually selected by the parties within ten (10) business days from the date of notification made to one of the parties of the other party's request for arbitration. If the parties fail to agree upon an arbitrator within such ten (10) days, JAMS/ENDISPUTE will promptly appoint the arbitrator in accordance with its rules. The place of the arbitration will be in Orange County, California, United States of America. The arbitrator will have at least 10 years experience in employment disputes. The arbitration will commence within 30 business days after appointment of the arbitrator and will continue uninterrupted unless otherwise suspended by the arbitrator for good cause, for not longer than 90 days (including without limitation any discovery permitted by the arbitrator). The arbitrator will, within such 90-day period, render a written decision with findings of fact and conclusions of law and deliver such decision to the parties. The resulting arbitration will be


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binding and judgment upon the award rendered by the arbitrator may be enforced in the Superior Court of the County of Orange, California or the United States District Court for the Central District of California. The prevailing party in such arbitration, and subsequent enforcement thereof, will be entitled to recover from the other party all costs and expenses (including reasonable attorneys' fees and costs) incurred. Notwithstanding the foregoing, nothing contained in this Section 16 will prevent or be construed to prevent either party from seeking a temporary restraining order or a preliminary or permanent injunction or any other form of interim, provisional or temporary equitable relief in any court of competent jurisdiction.

      18. COUNTERPARTS. This Consulting Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      19. HEADINGS. The headings of the Sections of this Consulting Agreement are inserted for convenience of reference only and do not constitute a part hereof or affect in any way the meaning or interpretation of this Consulting Agreement.

      20. SEVERABILITY. In the event that any one or more of the provisions of this Consulting Agreement are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any of the other provisions hereof, which will nevertheless remain in full force and effect, and this Consulting Agreement will be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein.

      IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date first above set forth.

                                    NEW CENTURY FINANCIAL CORPORATION
Dated:  3/9/01
        ------

                                      /s/ Robert K. Cole
                                    ----------------------------------
                                    Robert K. Cole
                                    Chief Executive Officer




Dated:  3/9/01                      CONSULTANT
        ------

                                      /s/ Steven Holder
                                    ----------------------------------
                                    Steven Holder



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